UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                FORM 8-K/A NO. 2

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report November 12, 2002
                     (Amending report of September 27, 2002)


                                BSP ONELINK, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                      333-81922                 43-1941213
         --------                      ---------                 ----------
(State or other jurisdiction      (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)

                                ONE MARKET PLAZA
                             SPEAR TOWER, 36TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94105
                         -------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (415) 293-8277
                                                           --------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 12, 2002, BSP Onelink, Inc., formerly known as National Pizza Corporation (the "Company") closed an Acquisition Agreement by and among FS2 Limited, a company registered in England and Wales No. 4102584 ("FS2"), all of the shareholders of FS2 and Nichols & Co., Inc. (the "Agreement"). As a result, FS2 became a wholly-owned subsidiary of the Company, and the FS2 shareholders received 7,911,600 shares or 55% of the Company after giving effect to the conversion of BSP debt described below. In exchange for each FS2 share, the FS2 shareholders received 300 shares of the Company's common stock. In addition, upon closing, certain notes held by United States noteholders of FS2 automatically converted into 283,000 shares of the Company's common stock at the rate of one share for each $1.00 of indebtedness owed to them. In addition, certain notes held by British and other non-United States noteholders of FS2 automatically converted into 108,500 shares of the Company's common stock at the rate of 1.55 shares for each British pound sterling of indebtedness owed to them. The conversion of the above notes resulted in the cancellation of $391,500 of debt. Additionally, the Company may issue up to 670,860 additional shares of the Company's common stock (plus additional shares for interest) to note holders of FS2 upon conversion of the notes issued under Loan Agreements with FS2. It may also issue up to 500,000 shares to a consultant. At closing, the officers and directors of the Company resigned. Coincident with such resignations, F. William Guerin and David Bolton were appointed as directors of the Company. In addition, the number of directors was fixed at five. Shortly following the closing, on September 16, 2002, Graeme S. Pearce and Roger Emsley also were appointed as directors of the Company. Mr. Pearce and Mr Emsley subsequently resigned at the request of their employer. On October 15, 2002, W. Edward Nichols was appointed as a director of the Company. The following are the officers of the Company:

         F. William Guerin:     Chairman, Secretary, President and
                                Chief Executive Officer
         David Bolton:          Treasurer and Chief Financial Officer

The Company is developing an integrated distribution and automated financial settlement service for the travel and tourism industry (the "BSP Onelink"). This financial settlement service is being modeled after the service provided to the airline sector of the travel industry by the International Air Transport Association ("IATA"), but will be designed to service non-air travel and tourism suppliers, including car rental, rail, hotel, cruise, travel insurance, event and tour operators. The service will connect travel suppliers' host reservation systems with the travel agency community over the Internet and proprietary networks around the world. Pursuant to a License Agreement with IATA, the Company plans to use IATA's transaction processing and financial systems to compute and effect payments to suppliers and travel agents in local currencies. Through the BSP Onelink, current IATA accredited travel agents, at approximately 55,000 locations around the world with an estimated 220,000 workstations, will be able to receive commissions from sales of non-airline travel programs, packages and products through an established automated payment process in their local currency.

FS2 has entered into a License Agreement with IATA which provides the Company with a license to use IATA's intellectual property in operating the BSP Onelink in exchange for fees and royalties. Additionally, under the Operating Agreement with IATA there is a provision to agree the award of an option to acquire 35% of the Company's outstanding common stock for nominal consideration. Under the terms of the License Agreement, IATA may terminate it if the Company fails to receive binding subscriptions for approximately $5,500,000 in debt or equity financing. The Company expects, based upon representations made by financial service industry professionals, to meet this condition.

The Company expects to begin implementing its service on a limited basis by late 2002. Our initial service will target selected travel agents in Ireland who will use the BSP Onelink for their clients. Beginning in April 2003, we expect to expand our service more fully throughout Ireland and the United Kingdom. Later in 2003, we intend to begin serving travel agents and other customers throughout Europe. Revenues from the BSP Onelink are expected to be generated primarily from transaction fees.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The matters discussed in this Form 8-K concerning the Company's commercialization of the BSP Onelink and raising additional capital are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Additionally words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. These statements involve risks and uncertainties, which may cause results to differ materially from those, set forth in these statements. Among other things, these risks and uncertainties include unanticipated software development problems and future market and economic conditions. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

a.       Financial statements of business acquired.
i.       FS2 Limited


                           INDEPENDENT AUDITORS REPORT

To the Board of Directors and Shareholders of FS2 Limited
Carlton Tower
34 St Pauls Street
Leeds
LS1 2QB
United Kingdom

We have audited the accompanying balance sheet of FS2 Limited (a development stage company) as of November 30, 2001, and the related statement stockholders' equity as of November 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at November 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE
-----------------

November 12, 2002

                                   FS2 LIMITED
                          (a development stage company)
                                  BALANCE SHEET
                                NOVEMBER 30, 2001

ASSETS                                                                   $
------
Assets                                                                     --
                                                                      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

LIABILITIES
-----------
Liabilities                                                                --
                                                                      =======
STOCKHOLDERS' EQUITY
--------------------
     Common stock,(pound)1 par value;
     Authorized shares 100,000;
     Issued and outstanding shares 2                                        3
     Unpaid share capital                                                  (3)
                                                                      -------
     Total stockholders' equity                                            --
                                                                      -------

Total liabilities and stockholders' equity                                 --
                                                                      =======

The accompanying notes are an integral part of these financial statements.

                                   FS2 LIMITED
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE PERIOD NOVEMBER 6, 2000 (INCEPTION)
                              TO NOVEMBER 30, 2001

                                                       Unpaid       Accumulated            Total
                                            Common      share         during             stockholders'
                                            stock      capital     development stage       equity
                                            -----      -------     -----------------     ------------
                                              $           $                $                  $

Balance at November 6, 2000 (inception)        --           --             --                  --
Issuance of Common Stock shares at
  $1.50 per share                               3           (3)            --                  --
Net profit (loss) for the period               --           --             --                  --
                                          -------     --------       --------           ---------
Balance at November 30, 2001                    3           (3)            --                  --
                                          =======     ========       ========           =========


The accompanying notes are an integral part of these financial statements.

                                   FS2 LIMITED
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS

1.       ORGANIZATION
         ------------

FS2 Limited ("FS2"), a UK co-registered company, was incorporated on November 6, 2000 as Paddico (221) Limited. On January 18, 2002 the company changed its name to FS2 Limited.

FS2 has been in the development stage since inception and had not commenced trading by November 30, 2001 and, apart from the issue of 2 (pound)1 shares at inception, there have been no transactions.

2.       BASIS OF PREPARATION
         --------------------

The only transaction was the issue of 2 (pound)1 shares at inception. FS2 is a development stage enterprise, as defined in Financial Accounting Standard No. 7. FS2's planned operations had not commenced and, accordingly, no revenue or expenses were derived or incurred during the period to November 30, 2001. Hence, neither a statement of operations nor a statement of cash flows has been prepared.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

The financial statements of FS2 have been prepared under accounting principles generally accepted in the United States of America.

4.       COMMON STOCK
         ------------

Common stock,(pound)1 par value
Authorised 100,000; issued and outstanding as of November 30, 2001     $      3
                                                                       ========


Date                Type of stock    Number of shares     Total consideration

November 6, 2001    Common stock           2                     $3

5.       SUBSEQUENT EVENTS
         -----------------

(i) Subsequent to the balance sheet date, FS2 commenced operations in January 2002.

(ii) FS2 entered into loan agreements between February 2002 and August 2002 under which FS2 borrowed $1,397,980. Under the agreements, it was noted that it was FS2's intention to enter into a reverse takeover with a public company in the United States of America and that the loan principal plus any interest accrued to the date of conversion may convert into common stock of that public company. In addition to these conversion rights, one of the noteholders has an option, exercisable through January 2, 2003, to purchase up to 270,000 shares of common stock of the public company at a price of $1.50 per share. These rights have not yet been exercised.

(iii) On July 17, 2002 G Mullet was appointed as Managing Director of FS2 Limited and on that date, 3,000 founder shares of (pound)1 each in FS2 Limited were issued to him for a consideration of $4,590 which was unpaid. This was subsequently paid on August 20, 2002.

(iv) On July 31, 2002 $514,250 of convertible notes in FS2 Limited (see (i) above), plus accrued interest of $23,094, were converted into 5,372 shares of common stock in FS2 Limited at a rate of $100.03 per share.

(v) Pursuant to a combination agreement on September 12, 2002, BSP Onelink, Inc., formerly known as National Pizza Corporation a publicly-listed corporation, acquired 100% of the stock of FS2 in exchange for 8,303,100 shares of BSP. The 8,303,100 common shares were issued as follows:

         i. 7,911,600 common shares issued to the common shareholders of FS2, which immediately after closing equalled 55% of the shares of BSP's common stock outstanding;

         ii.      391,500 common shares issued to creditors of FS2 as follows:

                  a) 253,500 issued to holders of $253,500 convertible notes that were issued in August 2002 and were immediately converted upon completion of the reverse takeover transaction; and

                  b) 138,000 issued to general trade creditors of FS2 who were owed a total of $138,000.

b.       Interim financial statements of acquired business
i.       FS2 Limited

                                   FS2 LIMITED
                          (a development stage company)

                                  BALANCE SHEET
                            MAY 31, 2002 (UNAUDITED)

                                     ASSETS
                                     ------

                                                                          $
CURRENT ASSETS

Cash and cash equivalents                                               237,952
VAT receivable                                                           44,713
                                                                     ----------
Total current assets                                                    282,665
                                                                     ----------

OTHER ASSETS
Fixed assets, net of $2,000 of accumulated depreciation                  25,000
Software development costs                                              684,000
                                                                     ----------

Total other assets                                                      709,000
                                                                     ----------

Total assets                                                            991,665
                                                                     ----------

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
Accounts payable and accrued expenses                                   770,000
Convertible notes                                                       744,250
                                                                     ----------
Total current liabilities                                             1,514,250
                                                                     ----------

Total liabilities                                                     1,514,250
                                                                     ----------

STOCKHOLDERS' DEFICIT :
Common stock,(pound)1 par value,100,000 shares authorized,
  18,000 issued and outstanding                                          27,540
Unpaid share capital                                                    (27,540)
Deficit accumulated during the development stage                       (522,585)
                                                                     ----------

Total stockholders' deficit                                            (522,585)
                                                                     ----------
Total liabilities and stockholders' deficit                             991,665
                                                                     ==========

The accompanying notes are an integral part of these financial statements.

                                   FS2 LIMITED
                          (a development stage company)

                             STATEMENT OF OPERATIONS
              FOR THE SIX MONTH PERIOD TO MAY 31, 2002 (UNAUDITED)



                                                                           $
SALES
Revenue                                                                       --


OPERATING EXPENSES:
Compensation and payments to consultants                                 252,000
Professional fees                                                        171,284
Depreciation and amortization                                              2,000
Foreign currency loss                                                      4,554
Travel                                                                    74,424
Other                                                                        323
                                                                         -------
                                                                         504,585
                                                                         -------
OTHER INCOME AND EXPENSES:
Interest expense                                                          18,000
                                                                         -------
NET LOSS                                                                 522,585
                                                                         =======


The accompanying notes are an integral part of these financial statements.

                                   FS2 LIMITED
                             STATEMENT OF CASH FLOWS
              FOR THE SIX MONTH PERIOD TO MAY 31, 2002 (UNAUDITED)


                                                                                      $
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                                   (522,585)

    Adjustments to reconcile net loss to net cash used in operating activities-

       Depreciation and amortization                                                 2,000
       Increase in VAT receivable                                                  (44,713)
         Increase in accounts payable and accrued expenses                         339,000
                                                                                  --------

         Net cash used in operating activities                                    (226,298)
                                                                                  --------

CASH FLOWS FROM INVESTING ACTIVITIES:

       Software development costs                                                 (235,000)
       Purchase of fixed assets                                                    (27,000)
                                                                                  --------
Cash used by investing activities                                                 (262,000)
                                                                                  --------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from issuance of convertible notes                                 726,250
                                                                                  --------

Cash provided by financing activities                                              726,250
                                                                                  --------

Net increase in cash                                                               237,952

CASH, beginning balance                                                                 --
                                                                                  --------

CASH, ending balance                                                               237,952
                                                                                  ========

The accompanying notes are an integral part of these financial statements.

                                   FS2 LIMITED
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                            MAY 31, 2002 (UNAUDITED)

         (All amounts are stated in US dollars unless otherwise stated)

1.       ORGANIZATION
         ------------

FS2 Limited ("FS2"), a UK co-registered company, was incorporated on November 6, 2000 as Paddico (221) Limited. In January 2002 the business commenced operations and on January 18, 2002 the company changed its name to FS2 Limited. The results for the period since incorporation are the same as for the period ended May 31, 2002 consequently no separate disclosure of the results from inception to the period ended May 31, 2002 is made.

FS2 has been in the development stage since inception with its principal activity being that of developing an integrated distribution and settlement service for the travel and tourism industry. FS2 is devoting substantially all of its efforts toward the development of the service, market development and raising capital. As a development stage enterprise, FS2 has yet to generate any revenue related to its primary business purpose and has no assurance of future revenues or obtaining adequate additional financing necessary to fund the development of its services. Expenses incurred have primarily been administrative and sales/marketing costs.

FS2 hopes to launch the service later in 2002. Successful future operations are subject to the ability of FS2 to successfully develop and market this service. During the period required to successfully develop and market the services, FS2 may require additional funding which may not be available.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

The financial statements of FS2 have been prepared under accounting principles generally accepted in the United States and reflect the following significant policies:

Going Concern
-------------

These financial statements are prepared assuming that FS2 will continue as a going concern.

FS2 has incurred losses from operations of $522,585 and has net current liabilities of $1,231,585 as of May 31, 2002. FS2's net working capital deficiency may not allow it to meet its financial commitments as presently structured.

FS2 requires further funding to ensure the continued development of its products and services. In order to raise further funds, FS2 sought a reverse takeover with a publicly-held company to gain access to capital markets in the USA. In this regard, FS2 was acquired on September 12, 2002 by BSP Onelink, Inc (note
14). Although management is confident of raising further funds as a result of the reverse takeover, there can be no assurance that subsequent fund raising will be successful.

These factors raise substantial doubt about the ability of FS2 to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and the carrying value of assets and liabilities do not purport to represent realizable or settlement values.

Foreign Currency
----------------

FS2 believes that the US dollar is the appropriate functional currency and reporting currency, as determined under SFAS 52, given the high level of costs and expected revenues incurred in that currency.

Revenue Recognition
-------------------

FS2 currently has not generated any revenue.

Fixed assets
------------

Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives:

Office equipment, fixtures and fittings     3-4 years.

Software development costs
--------------------------

In accordance with Statement of Position 98-1 ("SOP 98-1"), external costs incurred in the application development of software to be used internally by FS2 to link travel suppliers host reservation systems with the travel agency community and proprietary networks around the world are capitalized as incurred. The costs capitalized include the external technical consultancy time costs specific to this development. FS2 will commence amortizing these costs when the software is operational and ready for use.

Impairment of long lived assets
-------------------------------

Whenever events or changes in circumstances indicate that the carrying amounts of those assets may not be recoverable, FS2 will compare undiscounted net cash flows estimated to be generated by those assets to the carrying amount of those assets. When these undiscounted cash flows are less than the carrying amounts of the assets, FS2 will record impairment losses to write the asset down to fair value, measured by the discounted estimated net future cash flows expected to be generated from the assets. During the period from inception to May 31, 2002, management believes that no such impairments exist.

Deferred tax
------------

FS2 utilizes the asset and liability method of accounting for income taxes in accordance with SFAS 109, Accounting for Income Taxes. Under the asset and liability method, deferred taxes are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets to amounts that are more likely than not to be realized.

Convertible notes
-----------------

Convertible notes are recorded at their face value plus any interest accrued thereon. Any embedded contingent conversion features are measured at the date of issuance, and if determined to be beneficial, are only recognized when the underlying contingencies are resolved.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements yet to be adopted
-----------------------------------------------

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations, and Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Other Intangible Assets. SFAS 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS 141 requires that upon adoption of SFAS 142, that companies reclassify the carrying amounts of certain intangible assets and goodwill based on the criteria of SFAS 141.

Under SFAS 142, goodwill will no longer be amortized, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. Additionally, goodwill on equity method investments will no longer be amortized; however, it will continue to be tested for impairment in accordance with APB No. 18, The Equity Method of Accounting for Investments in Common Stock. Under SFAS 142, intangible assets with indefinite lives will not be amortized. Instead they will be carried at the lower cost or market value and tested for impairment at least annually. All other recognized intangible assets will continue to be amortized over their estimated useful lives.

SFAS 142 is effective for fiscal years beginning after December 15, 2001, although goodwill on business combinations consummated after July 1, 2001 is not amortized. Upon adoption, all goodwill and indefinite lived intangible assets must be tested for impairment and a cumulative effect adjustment to net income recognized at that time. FS2 does not believe there will be any effect on the financial statements on adoption of SFAS 142.

SFAS 143, "Accounting for Asset Retirement Obligations" was issued during 2001 and is effective for fiscal years beginning after June 15, 2002. The adoption of this Statement is expected not to have a significant effect on FS2's financial statements.

Also in 2001 the Financial Accounting Standards Board issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years, with early application encouraged. The provisions of SFAS 144 are generally to be applied prospectively, however FS2 expects the adoption of this Statement will not have a significant effect on FS2's consolidated financial statements.

In April 2002, the FASB issued SFAS 145 "Rescission of FASB Statements No. 4,44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections". The principal change is that gains or losses from extinguishments of debt which are classified as extraordinary items by SFAS 4 will no longer be classified as such. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002 although early application of the Statement related to the rescission of SFAS 4 is encouraged. FS2 plans to adopt SFAS 145 for its fiscal year ending November 30, 2003.

In June 2002, the FASB issued SFAS 146 "Accounting for costs associated with disposal or exit activities". This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. However, this standard does not apply to costs associated with exit activities involving entities acquired under business combinations or disposal activities covered under SFAS 144. FS2 does not anticipate that adoption of SFAS No. 146 will have a material impact on its results of operations or its financial position.

3.   FIXED ASSETS
     ------------
                                                                      FIXTURES,
                                                                      FITTINGS
                                                                        AND
                                                                      COMPUTERS
COST                                                                    $
Additions                                                              27,000
                                                                       ------
May 31, 2002                                                           27,000
                                                                       ======
ACCUMULATED DEPRECIATION
Depreciation for the period                                             2,000
                                                                       ------
May 31, 2002                                                            2,000
                                                                       ======
NET BOOK VALUE                                                         25,000
                                                                       ======

4.   SOFTWARE DEVELOPMENT COSTS
     --------------------------

                                                                        SOFTWARE
                                                                            $
COST                                                                          --
Capitalization of external software development costs                    684,000
                                                                         -------
May 31, 2002                                                             684,000
                                                                         =======

ACCUMULATED AMORTISATION
Amortisation for the period                                                   --
                                                                         -------
May 31, 2002                                                                  --
                                                                         =======

NET BOOK VALUE                                                           684,000
                                                                         =======

5.   TRADE AND OTHER PAYABLES
     ------------------------
                                                                            $

Trade accounts payable                                                   770,000
                                                                         =======

6.   SHARE CAPITAL
     -------------

                                                                            $
COMMON SHARES,(pound)1.00 par value
Authorised 100,000; issued and outstanding 18,000
in the period ended May 31, 2002                                          27,540
                                                                         =======


On April 15, 2002 18,000 founder shares were allotted to consultants and consortium participants at par value for consideration of $27,540. These shares have restrictions attached to them, specifically provisions for the buy back of the shares in the event of the termination or non-renewal of the respective contracts. The buy back provisions typically extend over 24 to 36 months and the shares will be bought back at par.

7.   INTEREST EXPENSE
     ----------------

                                                                             $
Interest expense on loan notes                                            18,000
                                                                         =======

8.   INCOME TAXES
     ------------

                                                Local tax          Tax benefit
                                       $          Rates                   $
Net operating losses               522,585         25%               130,646
Investment tax credits             684,000         25%               171,000
                                ----------                       -----------
                                 1,206,585                           301,646
                                ==========
Valuation allowance                                                 (301,646)
                                                                 -----------
Deferred income tax assets                                                --
                                                                  ==========

Although net operating losses and investment tax credits can be carried forward indefinitely to utilize against future taxable income, as at May 31, 2002, FS2 has made full valuation allowance against deferred tax assets arising on tax losses and temporary differences as it is deemed more likely than not that a tax benefit will not be realized.

9.   CONVERTIBLE NOTES
     -----------------

In the period to May 31, 2002, FS2 issued $726,250 of convertible notes ("the notes").

Tranche One
-----------
Of these notes, $509,250 of principal matures on January 21, 2003, or earlier at the noteholders' option, and is redeemable at par plus accrued interest. The notes bear interest at 10% and are initially convertible into shares of FS2 at a conversion rate of $100.03 per share of FS2 in the event that FS2 is successful in obtaining additional financing (see Tranche Two). The $100.03 conversion rate was in excess of the estimated fair value of one FS2 common share at the commitment date, and is consequently not technically considered beneficial under Emerging Issues Task Force 98-5 ("Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios"). However, the conversion rate contemplated the likely consummation of a reverse takeover by FS2 of a public company, and assuming certain share exchange ratios, allows for the ultimate conversion of the convertible notes into shares of the combined public company at a 40% discount to its estimated fair value. Consequently, in accordance with the requirements of EITF 98-5, this conversion feature is considered, in substance, to be beneficial, and consequently, $328,766 of the loan proceeds, equal to the conversion feature's intrinsic value, will be recognized once the underlying contingencies are resolved as a separate component of additional-paid-in-capital.

Tranche Two
-----------
A further $217,000 of notes were issued on May 28, 2002 which mature on May 28, 2003 at par plus accrued interest at 10%. In the event that FS2 completes a reverse acquisition of a public company, the shares are convertible into the shares of the public company at a conversion rate of $0.537 per share. The conversion rate approximates to the estimated fair value of one common share of the combined entity after the completion of the reverse takeover and, consequently, is not considered to be beneficial.

10.  COMMITMENTS AND CONTINGENCIES
     -----------------------------

FS2 is committed to paying licence fees for software used by the business. The licences expire in five and ten years respectively. As at May 31, 2002, it is not possible to assess the amount payable over the remaining period of these licenses as the amounts paid under the licenses will be determined when FS2 begins to generate revenues.

11.  FAIR MARKET VALUE DISCLOSURES
     -----------------------------

SFAS 107, "Disclosure about Fair Market Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Such fair values must often be determined by using one or more methods that indicate value based on estimates of quantifiable characteristics as of a particular date.

Values were estimated as follows:

         - Cash and cash equivalents, short-term receivables, accounts payable and other current payables: the carrying amount approximates fair value because of the short maturity of these instruments.

         -        Debt: fair values of debts approximate carrying value at May
                  31, 2002

12.  RELATED PARTY TRANSACTIONS
     --------------------------

The following related party transactions took place during the period:

TRANSACTION                  AMOUNT                            RELATED PARTY

Issue of Notes              $100,000                       G Pearce - director
                             $25,000                       R Emsley - director
                             $25,000                       D Bolton - director

                                        These were subsequently converted into
                                        shares of Common Stock in FS2 Limited on July 31, 2002 at a rate of $100.03 per share.

Founder Shares               $27,540    Consultants and Software Suppliers have
                                        been offered Founder Shares at the par
                                        value of(pound)1. These were unpaid as
                                        of May 31, 2002 but were subsequently
                                        paid during August 2002.

Agreement with IATA                     FS2 has an Operating Agreement with the
                                        International Air Transport Association
                                        ("IATA"), an organisation in which Mr
                                        Pearce is an employee. Under the
                                        agreement, FS2 has a license to use
                                        IATA's intellectual property in its
                                        integrated distribution and automated
                                        financial settlement service in return
                                        for fees and licenses. Under the
                                        agreement, IATA provides access to its
                                        Industry Settlement Systems, including
                                        Billing & Settlement Plans, provides
                                        office space and support for the
                                        management and operation of FS2, and
                                        licenses FS2 to use the IATA brand and
                                        logo in marketing. IATA will receive
                                        transaction fees for the services it
                                        provides and licenses for the use of the IATA brand and logo and in recognition of the value of its investment in software and other facilities. License fees are payable at 15% of FS2's revenues but capped such that the % payable reduces as the level of revenues increases. The agreement expires in ten years.

Consulting and Services
Agreements                              Certain of the founders of FS2 entered
                                        into 12 month consulting agreements,
                                        terminating in March 2003, while others
                                        have entered into five year agreements
                                        for the provision of software services.
                                        The license fees payable under the
                                        software services agreements are between
                                        6% and 20% of specified revenue streams
                                        received by FS2 but are capped such that the % payable decreases as the level of revenues increases. As at May 31, 2002, it is not possible to assess the amount payable over the remaining period of these agreements as the amounts paid under the agreements will be determined when FS2 begins to generate revenues.

13.      SUBSEQUENT EVENTS
         -----------------

(i) FS2 entered into a loan agreement and a separate conversion agreement, each dated July 12, 2002 under which FS2 borrowed $290,000. Under the agreements, it was noted that it was FS2's intention to enter into a reverse takeover with a public company in the United States of America and that the loan principal plus any interest accrued to the date of conversion may convert into common stock of that public company at a rate of $1.50 per share. This right is exercisable at any time after the completion of the reverse takeover and before the conversion right expires on January 2, 2003. In addition to the conversion right, under the agreements there is an option, exercisable through January 2, 2003, to purchase up to 270,000 shares of common stock of the public company at a price of $1.50 per share. These rights have not yet been exercised.

(ii) On July 17, 2002 G Mullet was appointed as Managing Director of FS2 Limited and on that date, 3,000 founder shares of (pound)1 each in FS2 Limited were issued to him for a consideration of $4,590 which was unpaid. This was subsequently paid on August 20, 2002.

(iii)    On July 31, 2002 $514,250 of convertible notes in FS2 Limited (see note
         9), plus accrued interest of $23,094, were converted into 5,372 shares of common stock in FS2 Limited at a rate of $100.03 per share.

(iv) Pursuant to a combination agreement on September 12, 2002, BSP acquired 100% of the stock of FS2 in exchange for 8,303,100 shares of BSP. The 8,303,100 common shares were issued as follows:

         iii. 7,911,600 common shares issued to the common shareholders of FS2, which immediately after closing equalled 55% of the shares of BSP's common stock outstanding;

         iv.      391,500 common shares issued to creditors of FS2 as follows:

                  c) 253,500 issued to holders of $253,500 convertible notes that were issued in August 2002 and were immediately converted upon completion of the reverse takeover transaction; and

                  d) 138,000 issued to general trade creditors of FS2 who were owed a total of $138,000.

c.       Pro Forma Financial Information

The following unaudited pro forma combined statements of operations for the year ended November 30, 2001, and for the six month period ended May 31, 2002, and the unaudited pro forma combined balance sheet as of May 31, 2002, have been prepared to illustrate the estimated effects of the combination with FS2.

Pursuant to the combination agreement, BSP acquired 100% of the stock of FS2 in exchange for 8,303,100 shares of BSP. The 8,303,100 common shares were issued as follows:

i. 7,911,600 common shares issued to the common shareholders of FS2, on a share exchange ratio of 300 BSP common shares per one common share of FS2, which immediately after closing equalled 55% of the shares of BSP's common stock outstanding;

ii.      391,500 common shares in BSP issued to creditors of FS2 as follows:

         a) 253,500 issued to holders of $253,500 convertible notes that were issued by FS2 in August 2002 and were immediately converted into BSP common shares upon completion of the reverse takeover transaction; and

         b) 138,000 common shares issued to general trade creditors of FS2 who were owed a total of $138,000. Pro-forma effect to the issuance of the 391,500 common shares of has been made in the pro forma combined financial statements since it is directly attributable to the transaction and is factually supportable. To do so, pro-forma effect has been given to both the issuance by FS2 of the convertible notes and the transactions that gave rise to the FS2's trade creditor balances as though they had occurred on December 1, 2001.

Because the shareholders of FS2 own a majority of the outstanding shares of the combined company upon completion of the combination, the combination will be accounted for as a reverse acquisition in which BSP will survive as the combined company. Accordingly, for accounting purposes, BSP is treated as the acquired company and FS2 is treated as the acquiring company and the historical financial statements of FS2 will become those of the combined company after the combination, and, as such, FS2's year end of November 30, 2001, and the six month period ended May 31, 2002, will be utilized for pro forma purposes. At the date of the combination, BSP was a dormant public shell company with no identifiable assets, and, consequently for accounting purposes, the reverse takeover transaction is considered a capital transaction rather than a business combination.

The unaudited pro forma combined statement of operations for the period ended November 30, 2001, and for the six month period ended May 31, 2002, gives effect to the combination as if it has occurred on December 1, 2001. For pro forma purposes, the information is based on FS2's historical audited financial statements for the period ended November 30, 2001, and the unaudited period as at and for the six month period ended May 31, 2002. This information is further based on BSP's historical audited financial statements for the period ended December 31, 2001, and its unaudited financial statements as at and for the six month period ended June 30, 2002, filed with the Securities and Exchange Commission on Form 10-QSB.

We provide the accompanying unaudited pro forma combined financial statements for informational purposes only. The unaudited pro forma statements of operations and pro forma balance sheet should be read in conjunction with the financial statements of BSP, the financial statements of FS2 and the notes to those financial statements. The pro forma combined financial statements are not necessarily indicative of the results that will be achieved for future periods and does not purport to represent what our financial position would actually have been if the acquisition of FS2 had, in fact, occurred on December 1, 2001. The pro forma adjustments, as described in the accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes to be reasonable.

      Pro Forma Financial Statements for the period ended November 30, 2001

                        PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED NOVEMBER 30, 2001
                                   (UNAUDITED)

                                           BSP Onelink                   FS2           Pro Forma           Pro Forma
                                                                                      Adjustment            Combined
                                           Period from               Period from
                                     September 7, 2001         November 30, 2000
                                        (inception) to             (inception)to
                                     December 31, 2001         November 30, 2001
                                              $                        $                     $                   $

Sales                                               --                    --                  --                  --
Cost of Sales                                       --                    --                  --                  --
                                    ------------------     -----------------     ---------------      --------------
Gross profit                                        --                    --                  --                  --

Operating expenses                               7,211                    --                  --               7,211

                                    ------------------     -----------------     ---------------      --------------
Loss from operations                            (7,211)                   --                  --              (7,211)

Financial costs - net                              241                    --                                     241

                                    ------------------     -----------------     ---------------      --------------
Loss before income tax expense                  (6,970)                   --                  --              (6,970)

Provisions for income taxes                         --                    --                  --                   -
                                    ------------------     -----------------     ---------------      --------------
NET LOSS                                        (6,970)                   --                  --              (6,970)
                                    ==================     =================     ===============      ==============

LOSS PER SHARE

Weighted-average number of shares
outstanding                                  6,087,500                     2                 600           6,088,100
Loss per share basic                            $(0.00)                 $0.00                                 $(0.00)

Loss per share diluted                          $(0.00)                 $0.00                                 $(0.00)

NOTES

1. In order to compute the number of shares used in the calculation of pro forma basic and diluted loss per share, the number of shares issued to FS2 in combination was added to the weighted average number of FS2 shares outstanding.

2. Weighted-average number of shares outstanding for the combined entity includes 6,087,500 shares of BSP Onelink, and 300 common shares of BSP issued in exchange for 1 common shares of FS2 (in total 600 shares) as if the transaction had occurred at the beginning of the period.

        Pro Forma Financial Statements for the period ended May 31, 2002

                        PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE PERIOD ENDED MAY 31, 2002
                                   (UNAUDITED)

                                            BSP Onelink                FS2            Pro Forma           Pro Forma
                                                                                     Adjustment            Combined
                                              Six month          Six month
                                              period to          period to
                                          June 30, 2002       May 31, 2002
                                                      $                  $                    $                   $
Sales                                                 --                 --                   --                  --
Cost of Sales                                         --                 --                   --                  --
                                          --------------     --------------     ----------------     ---------------
Gross profit                                          --                 --                   --                  --

Operating expenses                               177,805            504,585                   --             682,390
                                          --------------     --------------     ----------------     ---------------
Loss from operations                            (177,805)          (504,585)                  --            (682,390)

Financial costs - net                                830            (18,000)                  --             (17,170)
                                          --------------     --------------     ----------------     ---------------
Loss before income tax expense                  (176,975)          (522,585)                  --            (699,560)

Provisions for income taxes                           --                 --                   --                  --
                                          --------------     --------------     ----------------     ---------------
NET LOSS                                        (176,975)          (522,585)                  --            (699,560)
                                          ==============     ==============     ================     ===============


                                            BSP Onelink                FS2            Pro Forma           Pro Forma
                                                                                     Adjustment            Combined
                                              Six month          Six month
                                              period to          period to
LOSS PER SHARE                            June 30, 2002       May 31, 2002

Weighted-average number of shares
outstanding                                   6,087,500             26,372            8,276,728          14,390,600

Loss per share primary                           $(0.03)           $(19.82)                                  $(0.05)

Loss per share diluted                           $(0.03)           $(19.82)                                  $(0.04)

NOTES

1. In order to compute the number of shares used in the calculation of pro forma basic and diluted loss per share, the number of shares issued to FS2 in combination was added to the weighted average number of FS2 shares outstanding.

2. Weighted-average number of shares outstanding for the combined entity includes 6,087,500 shares of BSP Onelink, and 8,303,100 common shares of BSP issued in exchange for 100% of the common shares of FS2.

                        BSP ONELINK PRO FORMA STATEMENTS
                        STATEMENT OF FINANCIAL CONDITION
                               AS OF MAY 31, 2002

                                               BSP                FS2            Pro Forma                Pro Forma
                                           Onelink                              Adjustment                 Combined
                                        As of June          As of May
                                          30, 2002           31, 2002
                                                 $                  $                    $                        $
ASSETS
Current assets:
Cash and cash equivalents                    6,024            237,952                5,000    (1c)          502,476
                                                                                   253,500     (3)
VAT receivable                                  --             44,713                   --                   44,713
                                     -------------      -------------      ---------------          ---------------
                                             6,024            282,665              258,500                  547,189
                                     -------------      -------------      ----------------         ---------------
Non current assets:
Fixed assets net of $2,000
accumulated depreciation                        --             25,000                   --                   25,000
Software development costs
                                                --            684,000                   --                  684,000
                                     -------------      -------------      ---------------          ---------------
                                                --            709,000                   --                  709,000
                                     -------------      -------------      ---------------          ----------------

Total assets                                 6,024            991,665              258,500                1,256,189
                                     =============      ==============     ===============          ===============

LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities:
Accounts payable and accrued
expenses                                        --            770,000                   --                  770,000
Convertible notes                               --            744,250             (527,250)   (1b)          217,000
                                     -------------      -------------      ---------------          ---------------
Total liabilities                               --          1,514,250             (527,250)                 987,000
                                     -------------      -------------      ---------------          ---------------

                        BSP ONELINK PRO FORMA STATEMENTS
                        STATEMENT OF FINANCIAL CONDITION
                               AS OF MAY 31, 2002

                                               BSP                FS2            Pro Forma                Pro Forma
                                           Onelink                              Adjustment                 Combined
                                        As of June          As of May
                                          30, 2002           31, 2002
                                                 $                  $                    $                        $
Stockholders' equity:

Common stock                                 6,088             27,450              (27,450)    (2)           14,391
                                                                                     6,300    (1a)
                                                                                     1,597    (1b)
                                                                                        15    (1c)
                                                                                       253     (3)
                                                                                       138     (3)
Unpaid share capital                            --            (27,450)              27,450     (2)               --
Additional paid-in capital                 183,881                 --               27,450     (2)          915,383
                                                                                   (27,450)    (2)
                                                                                    (6,300)   (1a)
                                                                                   525,653    (1b)
                                                                                     4,985    (1c)
                                                                                   253,247     (3)
                                                                                   137,862     (3)
                                                                                  (183,945)    (4)
Deficit accumulated during the
development stage                         (183,945)          (522,585)            (138,000)    (3)         (660,585)
                                                                                   183,945     (4)
                                     -------------      -------------      ---------------          ---------------
Total stockholders' equity                   6,024           (522,585)             785,750                  269,189
                                     -------------      -------------      ---------------          ---------------

Total liabilities and
stockholders' equity                         6,024            991,665              258,500                1,256,189
                                     =============      =============      ===============          ===============


NOTES

1) For accounting purposes, because the shareholders of FS2 own a majority of the outstanding shares of the combined company upon completion of the combination, the combination is accounted for as a reverse acquisition in which FS2 is treated as the acquiring company. These pro forma adjustments give effect to the retroactive restatement of historical stockholders' equity of BSP prior to the merger (a recapitalization) for the equivalent number of shares received by FS2 in the transaction after giving effect to any difference in par value of BSP's and FS2's stock as an offset to paid in capital. In total, the pro forma adjustments give effect to the issuance of 7,911,600 BSP common shares to the shareholders of FS2. This issuance was comprised of the following:

         a) 21,000 founder shares in FS2 exchanged at a rate of 300 shares in BSP for each common share in FS2. In total, 6,300,000 common shares were issued at par value of $0.001;

         b) 5,372 shares in FS2 issued on July 31, 2002 exchanged at a rate of 300 shares in BSP for each share in FS2. In total, 1,611,600 common shares were issued at par value of $0.001. The 5,372 shares of FS2 were themselves comprised of the following;

                  i) 5,322 shares in FS2 issued on the conversion of $509,250 of convertible notes plus accrued interest;

                  ii) 50 shares in FS2 issued on the conversion of additional $5,000 of convertible notes, plus accrued interest, originally issued by FS2 on July 5, 2002.

2) These pro forma adjustments give effect to the elimination of FS2's stated and unpaid capital in order to present the reverse takeover as a recapitalization (see pro forma adjustment no.1).

3) Convertible notes of $253,500 were issued by FS2 between May 31, 2002 and September 12, 2002. This pro forma adjustment gives effect to the issuance and conversion of the notes as though they had occurred on December 1, 2001. $138,000 of trade accounts payable relating to expenses incurred in the period June 1 to September 12 were converted into 138,000 shares of BSP. This pro forma adjustment gives effect to the conversion as though the expenses had been incurred during the pro forma period and the conversion occurred on December 1, 2001.

4) This pro forma adjustment gives effect to the elimination of pre-takeover retained earnings of BSP Onelink. Because, for accounting purposes, FS2 is considered to be the accounting acquiror, the accumulated deficit of the combined company will be that of FS2.

d.       Exhibits

Exhibit No                 Exhibit

2                          Acquisition Agreement*

(1) The following Schedules and Exhibits have been omitted in accordance with Regulation S-B.

Item 601(b)(2), and will be made available to the Securities and Exchange Commission upon request:

Schedules relating to FS2:

Schedule 2.3(b):             FS2 Shareholders
Schedule 2.3(c):             Options, Warrants, Conversion Rights
Schedule 2.3(d):             Voting Agreements; Indebtedness To Or From FS2
                             Shareholders
Schedule 2.3(e):             Rights To Purchase Shares
Schedule 2.4:                FS2 Ownership Interests
Schedule 2.6:                Leasehold Interests
Schedule 2.7:                Contracts and Agreements
Schedule 2.8:                Claims
Schedule 2.9:                FS2 Employee Benefit and Pension Plans
Schedule 2.10:               Intellectual Property
Schedule 2.11:               Governmental Approvals, Permits, etc.
Schedule 2.13:               Accounts
Schedule 2.14:               Financial Statements

Schedules relating to the Company:

Schedule 4.3:                Options, Warrants, Stock Rights
Schedule 4.4:                Subsidiaries
Schedule 4.8:                Leaseholds
Schedule 4.9:                Material Contracts
Schedule 4.10:               Claims
Schedule 4.12:               Governmental Approvals, Permits
Schedule 4.13:               Accounts
Schedule 4.14:               NPC Financial Statements
Schedule 6.6(v)              Directors Appointed Effective as of Closing

*        Filed on September 27, 2002

December 20, 2002              BSP Onelink Inc

                               By:/S/  F. William Guerin
                                       ------------------------------
                                       F. William Guerin
                                       Chairman, Secretary, President
                                       and Chief Executive Officer